                                                                 EXHIBIT 10.14

                        TRAVELWEB PARTICIPANT AGREEMENT


     This Agreement is entered into by and between The Hotel Industry Switch Company, a Delaware corporation (hereinafter called "THISCO") and HILTON HOTELS CORPORATION, a Delaware corporation (hereinafter called "Participant") to be effective on the latest date of execution by the parties hereto on the terms and conditions as set forth herein (the "Agreement").


                                      I.
                                  DEFINITIONS

     The following definitions shall be applicable to this Agreement:

     1.1 TravelWeb. A tradename owned by THISCO for its service to provide a catalog of information on hotels, resorts, cruise lines and other travel and lodging subjects which is accessible by a Client Computer (as hereinafter defined) on the Internet.

     1.2 Internet. A worldwide network of computers with information which is accessible by Client Computers (as hereinafter defined).

     1.3 TravelWeb Participant. A person or entity who enters into an agreement with THISCO for the creation and publishing of Internet Pages (as hereinafter defined).

     1.4 TravelWeb Publication. One or more pages of Materials (as hereinafter defined) to be developed into Internet Pages (as hereinafter defined).

     1.5 TravelWeb Order. A written order form, reasonably acceptable to THISCO and in the form prescribed by THISCO, executed by THISCO and Participant setting forth the information necessary for the publication of Internet Pages (as hereinafter defined) from the Materials (as hereinafter defined) and the agreed fees and costs to be paid for the order. A copy of the current TravelWeb Order Form (with additional required documents attached thereto) is attached hereto and marked Exhibit A.

     1.6 Change Order. A written change, on a form prescribed by THISCO, in the TravelWeb Order mutually agreed to and executed by THISCO and Participant.

     1.7 Client Computer. A computer with access to information on the Internet.

               The monthly maintenance fee is for each property with an Internet Page published for all or any portion of a month and is due upon receipt and shall be past due thirty (30) days thereafter for each month during which an Internet Page has been published on TravelWeb pursuant to this Agreement.

     2. This First Amendment shall be and hereby is incorporated into the Agreement for all intents and purposes and all terms, provisions and definitions of the Agreement shall apply.

     3. Except where inconsistent with the terms of this First Amendment, the Agreement is hereby ratified and affirmed in all respects.

     This First Amendment shall be effective upon the date set forth above upon execution by both parties.

                                        TRAVELWEB, INC.

                                        By:
                                           -------------------------------------
                                                John F. Davis, III
                                                President

                                        Date:
                                             -----------------------------------



                                        HILTON HOTELS CORPORATION

                                        By:
                                           -------------------------------------

                                           -------------------------------------
                                        Its:
                                             -----------------------------------
                                        Date:
                                             -----------------------------------

     1.8 Materials. All of the information, in documentary form or otherwise, provided to THISCO by Participant to be used by THISCO to publish the Internet Pages.

     1.9 Trave]Web Access Information. Information regarding TravelWeb access by Client Computers as is gathered by THISCO and made available to Participant which shall include daily transaction statistics, hourly transaction statistics, total transfers by client domain, total transfers by reversed sub domain, total transfers from each archive section and previous full summary period, which shall include the date, time, page number and originating domain for all accesses to Participant's TravelWeb Pages.

     1.10 Internet Page. The finished informational product created and published by THISCO from the Materials pursuant to this Agreement and a TravelWeb Order or a Change Order which appears on an individual Client Computer screen and which is available on and is accessible by Client Computers on the Internet.

     1.11 Authorized Representative. An authorized representative is any person or entity with the express written right, authority and/or obligation to perform the obligations of or act on behalf of THISCO or Participant with respect to this Agreement.

     1.12 Certificate of Acceptance. Written acceptance by Participant of the Internet Pages and authorization to publish them. The Certificate of Acceptance will be in a form prescribed by THISCO.

                                      II.
                            INTENT OF THIS AGREEMENT

     2.1 Mutual Intent. It is intended by both parties to this Agreement that this Agreement and all exhibits hereto set forth, in its entirety, all of the terms, conditions, rights and obligations of THISCO and Participant with respect to the publishing of Internet Pages by THISCO for the benefit of Participant as more specifically set forth herein. THISCO agrees to enter into separate agreements on the same terms and conditions with each of Participant's franchisees which may, from time to time, notify THISCO of their intent to enter into such an agreement.

                                      Ill.
               CREATION AND PUBLICATION OF A TRAVELWEB BROCHURE;
               DUTIES AND OBLIGATIONS OF THISCO AND PARTICIPANT

     3.1 TravelWeb Order. The TravelWeb Order shall be completed in the form attached hereto and marked Exhibit A (the "TravelWeb Order Form") and shall contain all of the information requested on the form for THISCO to publish the Internet Pages requested by Participant. The TravelWeb Order Form may be amended or replaced by THISCO at any time without notice prior to any TravelWeb Order being executed and such new or amended form need not be attached hereto as a replacement for Exhibit A to be effective and to supersede Exhibit A. To be effective, any TravelWeb Order Form must be executed by an Authorized Representative of THISCO and Participant. A new TravelWeb Order Form shall be completed and agreed to with respect to each TravelWeb Publication to be created and published by THISCO for the benefit of Participant pursuant to this Agreement.

     3.2 Materials for Creation and Publication of the Internet Pages. Participant shall be solely responsible for providing to THISCO all Materials reasonable and necessary for THISCO to create and publish the Internet Pages pursuant to the TravelWeb Order. All Materials shall be in form, substance, condition and format as mutually agreed and shall meet or exceed all of the requirements set forth on Exhibit A hereto and all other reasonable and necessary requirements requested by THISCO and mutually agreed with Participant. Exhibit A may be amended by THISCO at any time. THISCO is hereby authorized to utilize, consistent with the TravelWeb Order, all copyrights, trademarks, trade names, service marks or other proprietary marks or symbols contained within the Materials (collectively, "Participant's Marks"), provided that THISCO hereby acknowledges and agrees that it does not have and shall not gain any usage or other rights or interests of any kind in and to any Materials or Participant's Marks at any time.

     3.3 Processing the Order; Creation of the Internet Pages; Approvals. THISCO shall process the TravelWeb Order pursuant to the schedule set forth therein but no later than fourteen (14) business days from the date of receipt thereof. Upon creation of the Internet Pages to be published pursuant to the TravelWeb Order and this Agreement (but prior to such publication), THISCO shall (i) deliver to Participant a printed black and white copy of the completed Internet Pages and (ii) notify Participant of and permit Participant access to the TravelWeb server via its Client Computer to view the completed Internet Pages. Participant shall, within seven (7) business days of such delivery and notification, make any and all written corrections or proposed amendments it may have to the Internet Pages and shall provide THISCO with written notice detailing such corrections and/or proposed amendments. In the event the Internet Pages are approved, Participant shall, within seven (7) business days of receipt of the Internet Pages, provide THISCO with a Certificate of Acceptance. In the event Participant does not provide written notice to THISCO of corrections or proposed amendments or approving the Internet Pages within seven (7) business days of receipt of the Internet Pages, the Internet Page shall be deemed disapproved by Participant and THISCO shall not publish the Internet Pages on the Internet.

     3.4 Authority to Publish. Participant hereby authorizes and directs THISCO to publish on the Internet as part of TravelWeb the approved Internet Pages. No Internet Page may be changed or revised without Participant's express written permission.

                                      IV.
                                 FEES AND COSTS


     4.1 Creation and Publication Fees. For the creation and development of the Internet Pages from the Materials provided by Participant to THISCO, Participant shall pay to THISCO the fees and costs set forth on each TravelWeb Brochure Order and/or Change Order provided however the price for page construction shall not exceed Seventy Five Dollars ($75.00) per page, the price for picture processing shall not exceed Forty Five ($45.00) per picture and the price for data entry shall not exceed Twenty Dollars ($20.00) per page. Fees and costs charged in connection with each TravelWeb Brochure Order are subject to change only by mutual agreement.

     4.2 Monthly Maintenance Fees. For maintaining the Internet Pages on the Internet and the management and operation of the TravelWeb, Participant shall pay to THISCO a monthly maintenance fee as follows:

                   1 - 10  properties                             $25
                   11 - 30  properties                            $50
                   31 - 50  properties                           $100
                   51 - 100 properties                          $250
                   101 - 500 properties                          $500
                   over 500 properties                          $1000
                   Franchises                      $2.50 per property

               The monthly maintenance fee is for each property with an Internet Page published for all or any portion of a month and is due upon receipt and shall be past due thirty (30) days thereafter for each month during which an Internet Page has been published on TravelWeb pursuant to this Agreement.

     4.3 Additional Hypertext Connections. For all hypertext connections to Internet sites not on TravelWeb, Participant shall pay to THISCO Five Dollars ($5.00) per additional site.

     4.4 Payment of Fees and Costs. THISCO shall invoice Participant for all fees and costs and Participant shall pay each invoice upon receipt and each invoice shall be past due thirty (30) days thereafter.

                                       V.
                              TERM AND TERMINATION

     5.1 Term. Unless terminated as provided herein, the term of this Agreement shall begin on the date this Agreement is executed by both parties and shall terminate on the date of its first (lst) anniversary hereof. This Agreement shall be automatically renewed and extended on the same terms and conditions for additional one (1) year terms thereafter unless, at least sixty
               (60) days prior to the expiration of the initial one (1) year term or the expiration of any additional one (1) year term, either party hereto shall give notice of its intent not to renew and extend this Agreement.

     5.2 Termination. This Agreement may only be terminated prior to the expiration of the initial one (1) year term or any extended term (if applicable) in the event of a breach hereof and the failure to cure within the applicable time period as provided herein or in the event this Agreement is not performable as the result of an event of force majeure as set forth in Section 7.2 hereof.

     5.3 Effect of Termination. In the event this Agreement is terminated as permitted herein or the term of this Agreement expires without being renewed and extended, the publication of all Internet Pages shall immediately cease and all duties and obligations as set forth herein shall immediately cease and terminate except for the provisions set forth in Article 6, Sections 7.6, 7.7, 9.1 and Articles 10 and 11 hereof and any payments which may be due after the date of termination and all Materials shall be returned to Participant.

                                      VI.
                      INTELLECTUAL PROPERTY AND MATERIALS

     6.1 Ownership of Materials. Participant represents and warrants that it is the sole and exclusive owner, or has the authorized right of use in connection herewith, of all Materials, and Participant's Marks to be used hereby, by virtue of common or statutory law, used in connection therewith and that the publication of same on the Internet Pages is and shall be, at all times material hereto, legal and shall not, in any manner, violate any applicable law or the rights of any third party.

     6.2 Protection of Intellectual Property Rights. Participant shall be solely and exclusively responsible for the protection of any and all of its intellectual property including, but not limited to the inclusion of any and all statutory or other notices customarily used or required for purposes of providing notice of ownership or protection of Participant's Marks in connection with the Materials and the Internet Pages.

     6.3 Ownership of Internet Pages. Subject to Section 3.2 hereof, the Internet Pages, shall, at all times material to this Agreement, be and remain the property of Participant and may be used by Participant to be available for receiving on the Internet via a server other than TravelWeb. THISCO may not use or publish the Internet Pages or any portion thereof or elements contained therein in any manner other than pursuant to this Agreement without the prior written consent of Participant.

                                      VII.
                                    DEFAULT

     7.1 Events of Default. Subject to Section 7.2 below, any one of the following will be considered an Event of Default:

               (i) The failure of either party to pay any amount due hereunder within the time required;

               (ii) The refusal or failure of either party (including Participant's participating affiliates or subsidiaries) to perform diligently and in good faith each and every material provision of this Agreement; or

               (iii) The commencement by either party of a voluntary case under
                     Chapters 11 or 7 of the United States Bankruptcy Code, as from time to time in effect, the commencement against either party of an involuntary case under said Chapters 11 or 7, either party seeking relief as a debtor under any applicable law, other than said Chapters 11 or 7, of any jurisdiction relating to the liquidation or reorganization of debtors or the modification of the rights of creditors, the entry of a court order adjudging the party bankrupt or insolvent, ordering its liquidation or reorganization or assuming custody or appointing a receiver or other custodian of its property, or its making an assignment for the benefit of, or entering into a composition with, its creditors.

     7.2 Force Majeure. It will not constitute an Event of Default if such event listed in Section 7.1 is caused by or results from acts of God, fire, war, civil unrest, accident, power fluctuations or outages, telecommunication fluctuations, outages or delays. utility failures, mechanical defects, or other events beyond the control of the defaulting party. However, if any such occurrence results in any of the events described in Section 6.1, and the same continues for more than thirty (30) consecutive days, either party may terminate this Agreement by providing notice as required herein.

     7.3 Notice of Default and Opportunity to Cure. Upon the occurrence of an Event of Default, the non-defaulting party shall give notice of such default to the defaulting party and, in the event of a monetary default, the defaulting party shall have ten (10) business days from the date of such notice within which to cure such default or, in the event of a non-monetary default, the defaulting party shall have twenty (20) business days within which to cure such default. In the event such default is not cured within the time required herein, this Agreement may then be terminated.

     7.4       Effect of Default.

               (i) By Participant. In the event of a default of this Agreement by Participant and the failure of Participant to cure such default after notice and opportunity to cure as provided herein, THISCO shall be entitled (i) to terminate this Agreement and THISCO's obligations and duties set forth herein shall cease (ii) to cease use of all Materials, the Internet Pages and any and all other Materials used by, developed, or created by THISCO in the performance of this Agreement, and (iii) pursue any and all claims for fees and costs agreed to be paid pursuant to this Agreement with offset for mitigation resulting from THISCO's terminated obligation to continue to develop and create Internet Pages as required by the TravelWeb Order Form. It is acknowledged and agreed by Participant that the damages to THISCO for a default on this Agreement by Participant would be difficult, if not impossible, to measure and that the balance unpaid on any TravelWeb Order Form is a fair and reasonable estimate of THISCO's damages in the event of such default and shall be the total amount due THISCO in such event.

               (ii) By THISCO. In the event of a default of this Agreement by THISCO and the failure of THISCO to cure such default after notice and opportunity to cure as provided herein, Participant may terminate this Agreement and THISCO shall deliver to Participant all Materials and all other materials used, developed and/or created by THISCO in the development and creation of the Internet Pages and THISCO shall refund to Participant all amounts paid pursuant to the TravelWeb Brochure Order less a reasonable amount no greater than the price set forth on the applicable TravelWeb Order Form for such parts of the development and creation of the Internet Pages accomplished by THISCO as represented by the Materials delivered to Participant.

     7.5 Errors on Internet Pages. Notwithstanding any other provision hereof, in the event an Internet Page published pursuant to this Agreement contains an error caused by THISCO, other than an error arising from THISCO's gross negligence or willful misconduct, Participant's sole and exclusive remedy for such error shall be THISCO's obligation to remove such Internet Page from the Travel Web within twenty four (24) hours of becoming aware, or notified of, such error, and shall then cure such error by correcting the information contained on the Internet Page and restoring the corrected and approved Internet Page to the TravelWeb as promptly as possible but in no event later than seven (7) days of the date of notice from Participant of such error, each at THISCO's sole cost and expense.

     7.6 Waiver of Consequential Damages. Neither party shall be liable to the other for any consequential damages proximately caused or resulting from any default of this Agreement or arising out of the performance of this Agreement, and each party hereby expressly waives such damages.

     7.7 Disclaimer and Limitation of Liabilities. THISCO WILL NOT BE RESPONSIBLE OR LIABLE FOR ANY FALSIFICATIONS OR INACCURACIES IN THE MATERIAL OR THE INTERNET PAGES NOR WILL IT HAVE ANY LIABILITY FOR ANY ACT OR FAILURE TO ACT WITH RESPECT TO THE INTERNET PAGES UNLESS EXPRESSLY SET FORTH HEREIN, OR EXCEPT TO THE EXTENT RESULTING FROM THISCO'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. ALL WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, GOOD AND WORKMANLIKE PRODUCT OR SERVICE OR OTHERWISE, ARE DISCLAIMED BY THISCO AND WAIVED BY PARTICIPANT.

                                     VIII.
                          TRAVELWEB ACCESS INFORMATION

     8.1 TravelWeb Access Information. There shall be available to Participant via TravelWeb current on line reports containing TravelWeb Access Information.

                                       IX.
                                INDEMNIFICATION

     9.1 Indemnification in the Event of Certain Losses. Participant agrees to indemnify, defend and hold harmless THISCO and THISCO's partners, successors, assigns, subsidiaries, affiliates, and each such entity's directors, officers, employees and stockholders, from and against any losses, claims, liabilities, damages or expenses (including reasonable attorney's fees) ("THISCO's Losses") occurring on account of Participant's fault except to the extent due to the fault of THISCO. THISCO agrees to indemnify, defend and hold harmless Participant, and Participant's partners, successors, assigns, subsidiaries, affiliates, and each such entities' directors, officers, employees and stockholders, from and against any losses, claims, liabilities, damages or expenses (including reasonable attorney's fees) ("Participant's Losses") occurring on account of THISCO's fault except to the extent due to the fault of Participant. Promptly after receipt by an indemnified party of notice of the commencement of any action or the presentation or other assertion of any claim which could result in any indemnification claim pursuant to this Section 9.1, such indemnified party shall give prompt notice thereof to the indemnifying party and the indemnifying party shall be entitled to participate therein or, to the extent that it shall wish, assume the defense thereof with its own counsel. If the indemnifying party elects to assume the defense of any such action or claim, the indemnifying party shall not be liable to the indemnified party for any fees of other counsel or other expenses, in each case subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation and preparation, unless representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. Whether or not an indemnifying party elects to assume the defense of any action or claim, the indemnifying party shall not compromise or settle any such action or claim without the indemnified party's written consent (which consent shall not be unreasonably withheld). The parties agree to cooperate to the fullest extent possible in connection with any claim for which indemnification is or may be sought under this Agreement.

                                       X.
                                CONFIDENTIALITY

     10.1 Confidential Information. During the term of this Agreement, it is acknowledged by Participant and THISCO that each may receive or have access to confidential and proprietary information of the other party including, but not limited to, marketing information, business plans, financial information, and trade secrets ("Confidential Information"). Each party acknowledges that it shall not acquire any ownership or other rights in or to Confidential Information of the other, and shall use the Confidential Information only for the purposes of the performance of this Agreement, and shall keep confidential and not disclose the Confidential Information to any other person, firm or corporation without the prior written consent of the other party. Any Confidential Information transmitted in writing or by other tangible media shall remain the property of the owner and shall be returned to the owner at its request, together with all copies made thereof, at the conclusion of this Agreement. The parties agree that the provisions of this Section 10 shall extend without limitation beyond the date of the expiration or other conclusion of this Agreement. THISCO agrees to take all reasonably avoidable measures at THISCO's sole cost and expense to ensure that Participant's Confidential Information is not accessible to other persons, and to upgrade such measures as often as necessary and practicable.

     10.2 Use of Marks. Participant acknowledges that "TravelWeb" is a service mark of THISCO and that it shall not use such mark without the prior written approval of THISCO, which shall not be unreasonably withheld or delayed and which shall not be required for internal uses and uses consistent with this Agreement and the promotion of TravelWeb to prospective viewers of Internet Pages. Except as otherwise permitted herein, THISCO agrees that it shall not use any of Participant's Marks or any portion thereof or elements contained therein without Participant's prior written consent.


                                      XI.
                                 MISCELLANEOUS

     11.1 Controlling Law. This Agreement will be interpreted pursuant to the laws of the State of Texas without reference to its conflict of laws principles. Any action brought relating to or arising out of this Agreement must be brought in the state or federal courts situated in the county and state of the residence or principal place of business of the party against whom the action is brought (or any of them, if more than one).

     11.2 Notice. All notices and other communications contemplated hereby must be in writing (except in the case of electronically transmitted data) and (a) personally delivered, (b) deposited in the United States mail, first-class, registered or certified mail, return receipt requested, with postage prepaid, (c) sent by overnight courier service (for next business day delivery), shipping prepaid, (d) sent by telecopy with confirmation of receipt of telecopy to the number indicated, or (e) transmitted directly to the recipient by electronic data transmission pursuant to arrangements made between the parties. Such notices and other communications (except in the case of electronically transmitted data) shall be addressed as follows:

               IF TO THISCO:                 IF TO PARTICIPANT:

               3811 Turtle Creek Blvd.       Hilton Hotels Corporation
               Suite 1100                    9336 Civic Center Drive
               Dallas, TX 75219              Beverly Hills, California 90210
               Attention: John F. Davis, III
               (if by telecopy to:           Attention: Mr. Bruce Rosenberg
               (214) 528-5675)               (if by telecopy to: (310) 859-2513)
                                             cc: General Counsel




               or such persons or addresses as any party may request by notice duly given hereunder. Except as otherwise specified herein, notices will be deemed given and received when received.

     11.3 Binding Effect. This Agreement will be binding upon and will inure to the benefit of the legal representatives, successors and duly authorized assigns of each party whether resulting from merger, acquisition, reorganization or assignment pursuant to the terms hereof.

     11.4 Assignment; Authorized Agents. This Agreement is not assignable by either party without the prior written consent of the other and such consent shall not be unreasonably withheld or delayed. Provided however, it is acknowledged and agreed that the obligations of THISCO as set forth in Paragraphs 3.2 and 3.3 herein may be performed by Cyber Publishing, Inc. or such other third party with whom THISCO may contract to perform such services.

     11.5 Entire Agreement. This Agreement and the Exhibits hereto shall constitute the entire, sole and exclusive agreement between THISCO and Participant with respect to the subject matter set forth herein and shall supersede any and all other agreements, oral or written. Each party hereto acknowledges that it has not relied upon any representation or promise not set forth herein.

     11.7 Parties' Independence. This Agreement will not constitute a partnership, joint venture or similar arrangement. The parties hereto are separate and distinct entities independently contracting with each other at arms length.

                                   THE HOTEL INDUSTRY SWITCH COMPANY
                                   a Delaware corporation

                                   BY: /s/ JOHN F. DAVIS, III
                                      ------------------------------------------
                                      John F. Davis, III
                                      President

                                   DATE: April 27, 1995
                                        ----------------------------------------


                                   PARTICIPANT:

                                   HILTON HOTELS CORPORATION
                                   a  Delaware corporation


                                   BY: /s/ ROBERT DIRKS
                                      ------------------------------------------
                                         Robert Dirks
                                   ITS: Senior Vice President Marketing - Hotel Operations

                                   DATE:  April 20, 1995